Exhibit 10.3

WHEREAS, Regen Biopharma, Inc. (the “Company”) wishes to reward and compensate Todd Caven (“Employee) for Employee’s efforts in addressing all clinical hold issues identified by the United States Food and Drug Administration (FDA) related to the Company’s Investigational New Drug Application for HemaXellerate.

WHEREAS, Employee’s efforts have resulted in securing the consent of the FDA allowing the Company to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia

WHEREAS, the Company benefits greatly for having been granted the consent of the FDA allowing the Company to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia

THERFORE, IT IS AGREED AS FOLLOWS:

9.	As bonus consideration for Employee’s labors, The Company shall award to Employee 10 million shares of the Company’s Series A Preferred Stock, par value $0.0001(“Compensation Shares”)

10.	Employee acknowledges that Compensation Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or securities laws of any state and may not be offered, sold, assigned, pledged, transferred or otherwise disposed of in the absence of an effective registration statement under the Act and applicable state securities laws or pursuant to an available exemption from registration under the Act or such laws.

11.	Company hereby represents and warrants to Employee as follows;

(iii)	Corporate Existence of Company.

Company:

(a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and

(b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Company, or the consummation or the transactions contemplated hereby and thereby

(a) constitutes or will constitute a violation of the organizational documents of Company,

(b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of Company, loan agreement, lease or other agreement or instrument to which Company is a party or by which Company or any of its properties may be bound,

(c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Company or any of its properties in a proceeding to which its property is or was a party.

12.	The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State or California. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.

Signed in agreement

/s/ Todd Caven
Todd Caven, Chairman & CEO
“Company”
Dated: April 6, 2016

Signed in acceptance

/s/ Todd Caven
“Employee”
Dated: April 6, 2016